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Exhibit 99.2
                                   ACTIVISION, INC.
                  SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

     The following table summarizes certain selected consolidated financial data, which should be read in conjunction with the Company's Supplemental Consolidated Financial Statements and Notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. The selected consolidated financial data presented below as of and for each of the fiscal years in the five-year period ended March 31, 1997 are derived from the audited supplemental consolidated financial statements of the Company. The supplemental consolidated financial statements as of March 31, 1997 and 1996 and for each of the fiscal years in the three-year period ended March 31, 1997, and the reports thereon, are included elsewhere in this Form 8-K.

                (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                             YEARS ENDED
                                                                              MARCH 31,
                                               --------------------------------------------------------------------
                                                 1997            1996            1995          1994           1993
                                                 ----            ----            ----          ----           ----
STATEMENT OF OPERATIONS DATA:
 Net revenues                                  $154,644        $61,393        $40,669        $26,604        $21,069
 Gross profit                                    67,523         39,644         19,376         11,293          9,535
 Operating income (loss)                         13,808          2,532         (2,957)        (2,031)          (208)
 Income (loss) before provision
   for income taxes                              14,041          4,239         (1,365)        (1,853)          (217)
 Net income (loss) from continuing operations     9,226          5,530         (1,520)        (1,987)          (279)
 Loss from discontinued operations                    -              -              -              -         (1,100)
 Net income (loss)                                9,226          5,530         (1,520)        (1,987)        (1,379)
 Accumulated, unpaid preferred dividends              -              -              -         (3,296)        (3,163)
 Net income (loss) per common share from
   continuing operations (1)                      $0.50          $0.34         $(0.10)        $(0.78)        $(0.73)
 Net income (loss) per common share (1)            0.50           0.34          (0.10)         (0.78)         (0.96)
 Weighted average number of shares used in
   computing net income (loss) per common
   share (1)                                     18,051         16,271         15,265          6,753          4,733

                                                                            AS OF MARCH 31,
                                               --------------------------------------------------------------------
                                                 1997            1996            1995          1994           1993
                                                 ----            ----            ----          ----           ----
BALANCE SHEET DATA:
 Cash and cash equivalents                      $21,358      $  25,288       $ 37,355       $ 38,093       $  1,851
 Working capital                                 51,838         40,227         40,648         41,218          5,261
 Intangible assets                               23,749         19,580         20,863         22,146         23,429
 Total assets                                   119,754         77,613         68,833         68,677         34,580
 Redeemable and convertible preferred
   stock (2)                                      1,500              -              -              -         25,200
 Preferred shareholders' equity (3)                   -              -              -              -          4,603
 Shareholders' equity                            81,980         62,999         62,704         63,985           (792)


(1) Reflects the Company's 1-for-3 reverse stock split effective October 20, 1993. Accordingly, previously reported net income (loss) per share and common share have been retroactively restated.
(2)  Does not include accrued dividends of $3,163 as of March 31, 1993.
(3) Represents $5,000 of gross proceeds received from the sale of Series AA Preferred Stock, less offering expenses and the amount allocated to common stock warrants issued sold at the time.


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